UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

             ___________________________________

                          FORM 8-K

       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):

                      January 8, 2007


	        HARRIS & HARRIS GROUP, INC.
---------------------------------------------------------------
  (Exact name of registrant as specified in its charter)



   New York	              0-11576	           13-3119827
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(State or other 	 (Commission File   (I.R.S. Employer
jurisdiction              Number)           Identification No.)
of incorporation)



                      111 West 57th Street
 	            New York, New York  10019
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      (Address of principal executive offices and zip code)


Registrant's telephone number, including area code: (212) 582-0900


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Item 8.01	Other Events

	Charles E. Harris, our Chairman and Chief Executive
Officer, has increased his ownership in the Company by 18,361 shares. Pursuant to a 10b5-1 plan, Mr. Harris exercised and sold all of the 200,327 non-qualified options that he had held to purchase common stock that vested on December 26, 2006, and that would have expired on June 26, 2007. The 200,327 shares were purchased from the Company through exercise of those options for a total of $2,025,306. Those 200,327 shares were sold in the open market for gross proceeds of $2,348,044, minus commissions and Federal Insurance Contributions Act (FICA) of $14,812, for net proceeds of $307,926. The Company withheld from those net proceeds $117,661 for taxes triggered by the exercise of those options, leaving $190,265 in net proceeds from the exercise of those options and their sale in the open market. Mr. Harris utilized $99,998 of those net proceeds to exercise all of his 9,891 vested incentive stock options. Mr. Harris utilized all of the remaining $90,267 of those net proceeds to exercise 8,470 additional vested non-qualified stock options for a total of $85,632, and to provide for $4,635 for the taxes triggered by such exercise.

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


                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	January 9, 2007		  HARRIS & HARRIS GROUP, INC.



                                  By: /s/ Charles E. Harris
				      ------------------------------
				      Charles E. Harris
				      Chief Executive Officer




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